As filed with the Securities and Exchange Commission on June 25, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENZO BIOCHEM, INC.

(Exact name of Registrant as specified in its charter)

NEW YORK (State or Other Jurisdiction of Incorporation or Organization)	13-2866202 (I.R.S. Employer Identification Number)

527 Madison Avenue New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

ENZO BIOCHEM, INC. SALARY REDUCTION PROFIT SHARING PLAN

(Full title of the plan)

Barry W. Weiner
President
Enzo Biochem, Inc.
527 Madison Avenue
New York, NY 10022
(212) 583-0100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Robert H. Cohen, Esq.
McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173
(212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller Reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.01 per share	1,000,000	$5.40	$5,400,000	$695.52

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Common Stock, par value $0.01 per share (“Common Stock”) of Enzo Biochem, Inc. (the “Company”), as may become available or issuable under the Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan (the “Plan”), to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on June 20, 2014.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. The Company will send or give to each participant in the Plan a copy of the prospectus. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the prospectus is not being filed with or included in this Registration Statement. The prospectus and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission are hereby incorporated by reference into this Registration Statement on Form S-8:

(a)	the Company’s Annual Report on Form 10-K for the year ended July 31, 2013, filed with the Commission on October 15, 2013;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended October 31, 2013 filed with the Commission on December 10, 2013, for the quarter ended January 31, 2014 filed with the Commission on March 11, 2014, and for the quarter ended April 30, 2014 filed with the Commission on June 9, 2014;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on January 6, 2014, January 21, 2014, April 24, 2014, May 29, 2014, and June 23, 2014;

(d)	the description of the Common Stock set forth in the Company’s registration statement on Form 8-A, filed with the Commission on December 8, 1999; and
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(e)	the Annual Report on Form 11-K for the Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan, for the fiscal year ended December 31, 2012, filed with the Commission on July 9, 2013.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is a New York corporation. Sections 721 through 726 of the New York Business Corporation Law (the “BCL”) provide that, in certain circumstances, a corporation may indemnify its directors and officers against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of any actual or threatened action or proceeding against such directors or officers, or by or in the right of any other enterprise which such directors or officers served in any capacity at the request of the corporation, by reason of the fact that such person acted in any of the capacities set forth above, if such director or officer (i) acted, in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that no indemnification may be provided where a final adjudication adverse to the director or officer establishes that his or her actions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated, or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. A corporation is required to indemnify against reasonable expenses (including attorneys’ fees) incurred by any director or officer who successfully defends any such action. The BCL also provides for indemnification of officers and directors in actions by or in the right of the corporation, subject to certain exceptions. Indemnification provided by these provisions of the BCL is not exclusive of any other rights to which a director or officer may be entitled. The foregoing statements are subject to the detailed provisions of the BCL.

The Company’s Certificate of Incorporation, as amended, states the following:

“Article 8. The Corporation shall, to the fullest extent permitted by the Business Corporation Law of the States of New York, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters as provided under Articles of Seven of the Business Corporation Law of the State of New York.”

“Article 12. No director of the Corporation shall be liable to the Corporation or its shareholders for damage for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally

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entitled or that his acts violated Section 719 of the New York Business Corporation Law or (ii) for any act or omission prior to July 8, 1988.”

ARTICLE V of the Company’s By-Laws provides as follows:

“The Corporation shall, to the fullest extent permitted by the laws of the State of incorporation, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which he acted as officer or director at the request of the Corporation.”

The Company has also obtained directors’ and officers’ liability insurance, which insures against liabilities that the Company’s directors or officers may incur in such capabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

No.	Description

4.1	Certificate of Incorporation.(1)

4.2	Certificate of Amendment of the Certificate of Incorporation, Filed March 17, 1980.(1)

4.3	Certificate of Amendment of the Certificate of Incorporation, Filed June 16, 1981.(1)

4.4	Certificate of Amendment to the Certificate of Incorporation, Filed July 22, 1988.(1)

4.5	Amended and Restated By-Laws.(2)

4.6	Form of Common Stock Certificate.(1)

5.1	Legal Opinion of McDermott Will & Emery LLP.

23.1	Consent of EisnerAmper LLP.

23.2	Consent of EisnerAmper LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of McDermott Will & Emery LLP (included in exhibit 5.1).

24.1	Powers of Attorney of the directors and certain officers of the Company (included on the signature page to the Registration Statement).

99.1	Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan.

99.2	Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan Adoption Agreement.

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-8 (Registration No. 333-123712) filed with the Commission on March 31, 2005.

(2)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2013.

ITEM 9. UNDERTAKINGS.

(a)	The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
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(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2014.

ENZO BIOCHEM, INC.

By:	/s/ Elazar Rabbani, Ph.D.
Elazar Rabbani, Ph.D. Chairman of the Board of Directors and Secretary (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Elazar Rabbani and Barry W. Weiner, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: June 25, 2014	By:	/s/ Elazar Rabbani, Ph.D.
Elazar Rabbani, Ph.D. Chairman of the Board of Directors and Secretary (Principal Executive Officer)

Date: June 25, 2014	By:	/s/ Barry W. Weiner
Barry W. Weiner President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)

Date: June 25, 2014	By:	/s/ Gregory M. Bortz
Gregory M. Bortz Director
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Date: June 25, 2014	By:	/s/ Dov Perlysky
Dov Perlysky Director

Date: June 25, 2014	By:	/s/ Bernard L. Kasten, MD
Bernard L. Kasten, MD Director
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Pursuant to the requirements of the Securities Act of 1933, an authorized representative of the Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2014.

ENZO BIOCHEM, INC. SALARY REDUCTION PROFIT SHARING PLAN

By:	/s/ James M. O’Brien
James M. O’Brien Trustee

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EXHIBIT INDEX

No.	Description

4.1	Certificate of Incorporation.(1)

4.2	Certificate of Amendment of the Certificate of Incorporation, Filed March 17, 1980.(1)

4.3	Certificate of Amendment of the Certificate of Incorporation, Filed June 16, 1981.(1)

4.4	Certificate of Amendment to the Certificate of Incorporation, Filed July 22, 1988.(1)

4.5	Amended and Restated By-Laws.(2)

4.6	Form of Common Stock Certificate.(1)

5.1	Legal Opinion of McDermott Will & Emery LLP.

23.1	Consent of EisnerAmper LLP.

23.2	Consent of EisnerAmper LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of McDermott Will & Emery LLP (included in exhibit 5.1).

24.1	Powers of Attorney of the directors and certain officers of the Company (included on the signature page to the Registration Statement).

99.1	Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan.

99.2	Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan Adoption Agreement.

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-8 (Registration No. 333-123712) filed with the SEC on March 31, 2005.

(2)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2013.
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